Exhibit 5.2

CONSENT OF MAREK DWORZANOWSKI

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Amended and Restated Technical Report titled "Amended and Restated NI 43-101 Technical Report, South West Arkansas Project Pre-Feasibility Study, Lewisville, Lafayette County, AR" dated July 23, 2025, which is included in, or incorporated by reference into, the Registration Statement on Form F-10 of Standard Lithium Ltd. being filed with the United States Securities and Exchange Commission.

/s/ Marek Dworzanowski
Marek Dworzanowski, EUR ING, CEng (Hons), FSAIMM

Date: July 31, 2025